UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2006

PRESTIGE BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-32433	20-1297589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 North Broadway, Irvington, New York 10533
(Address of Principal executive offices, including Zip Code)

 (914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement with Peter C. Mann

On March 21, 2006, Prestige Brands Holdings, Inc. (the “Company”) and Prestige Brands, Inc. (“Prestige Brands”) entered into a Senior Management Agreement (the “Agreement”) with Peter C. Mann, effective as of March 1, 2006. Pursuant to the Agreement, Mr. Mann will continue to serve as Chief Executive Officer, Director and Chairman of the Board of Directors of the Company through March 31, 2006. On April 1, 2006, he will relinquish his position as Chief Executive Officer, but will continue to serve as a director and Chairman of the Board of Directors. The Agreement supersedes the Amended and Restated Senior Management Agreement, effective as of February 4, 2005, among Prestige International Holdings, LLC (“Prestige International”), the Company, Prestige Brands and Mr. Mann. The principal terms of the Agreement are summarized below.

Term. The Agreement is effective as of March 1, 2006, and Mr. Mann's term of employment expires March 31, 2007, unless extended by the mutual agreement of the parties or terminated early.

Base Salary. From March 1, 2006 until March 31, 2006, the Company will pay Mr. Mann an annual base salary of $442,000. Commencing April 1, 2006, Mr. Mann's annual base salary will be $225,000. The Board of Directors and Compensation Committee of the Company shall review the annual base salary of Mr. Mann and may increase it or decrease it as merited.

Bonus Eligibility. Mr. Mann is eligible for a bonus for the fiscal year beginning April 1, 2006. His target bonus percentage shall be 75% of annual base salary, with a maximum potential bonus payment of 150% of annual base salary, based on such subjective and objective criteria as the Board of Directors, in conjunction with the Compensation Committee, of the Company shall from time to time adopt.

Vesting of Shares. Under the terms of the Agreement, as of March 1, 2006, 140,686 shares of previously unvested common stock in the Company held by Mr. Mann vested. If Mr. Mann remains continuously employed with the Company, Prestige Brands or any of their respective subsidiaries until March 1, 2007, an additional 140,686 shares of Mr. Mann's unvested common stock will vest. If his employment is terminated after March 1, 2006 but prior to March 1, 2007, any unvested shares of common stock held by Mr. Mann shall become vested on a straight-line pro rata basis, according to the number of days elapsed since March 1, 2006, as compared to the number of days remaining until March 1, 2007.

Repurchase Rights. The Company has the right to repurchase all or any portion of Mr. Mann's unvested shares of common stock should his employment with the Company, Prestige Brands or any of their respective subsidiaries cease, for a purchase price equal to the lesser of (i) original cost of the unvested shares to Mr. Mann and (ii) the fair market value of the unvested shares of common stock on the date the Company gives notice of repurchase.

Restrictive Covenants. The Agreement imposes customary restrictive covenants prohibiting Mr. Mann's disclosure of confidential information. Mr. Mann assigns all work product and intellectual property accumulated while employed by the Company to the Company, Prestige Brands or any of their respective subsidiaries, and he agrees not to compete with the Company, Prestige Brands or any of their respective subsidiaries for the period ending February 6, 2010.

Agreement with Frank P. Palantoni

On March 21, 2006, the Board of Directors of the Company approved the following compensatory arrangement for Frank P. Palantoni as of April 1, 2006, at which time Mr. Palantoni will become Chief Executive Officer and President of the Company. Effective April 1, 2006, Mr. Palantoni will receive an annual salary of $400,000 and a target bonus of 75% of his base salary for the fiscal year beginning April 1, 2006. Additionally, effective July 1, 2006 Mr. Palantoni shall be awarded a grant of restricted stock in the aggregate amount of $525,000. The actual number of shares of restricted stock shall be calculated by dividing such amount by the closing share price of the Company on July 1, 2006.

This compensatory arrangement serves as an amendment to the Executive Employment Agreement (“Employment Agreement”) with Mr. Palantoni made as of August 4, 2005. In addition to the terms set forth above, the Employment Agreement provides for an initial grant of $400,000 worth of restricted stock (subject to vesting based upon certain earnings per share and revenue targets established by the Compensation Committee), and an initial stock option grant to purchase $800,000 worth of common stock at $12.95 per share which vests in five equal annual installments beginning on August 4, 2006. A copy of Mr. Palantoni’s Employment Agreement was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2005.

Item 1.02.  Termination of a Material Definitive Agreement.

Effective as of March 1, 2006, the Amended and Restated Senior Management Agreement among Prestige International, the Company, Prestige Brands and Peter C. Mann was superseded by the Agreement discussed in Item 1.01 of this Current Report on Form 8-K. Under the terms of the Amended and Restated Senior Management Agreement, Mr. Mann served as Chief Executive Officer for a base salary of $425,000 per annum and certain other benefits. Mr. Mann also was granted shares of restricted common stock in the Company which was subject to vesting.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21, 2006, the Company’s Board of Directors adopted resolutions providing for the following changes in executive officers to occur on April 1, 2006:

•
Frank P. Palantoni will relinquish his position as Chief Operating Officer of the Company and will become Chief Executive Officer of the Company. He will retain his position as President of the Company and will remain a member of the Board of Directors.

•	Peter C. Mann will relinquish his position as Chief Executive Officer of the Company. He will remain Chairman of the Board of Directors.

Mr. Palantoni, age 48, has served as President and Chief Operating Officer of the Company since August 2005 and as member of the Board of Directors since January 2006. He has 22 years of experience with Fortune 100 companies in a variety of consumer goods industries and financial services. Mr. Palantoni was the President and CEO, Worldwide of Gerber Products Division, Novartis Infant and Baby Division from 2001 to August 2005. He held positions of increasing responsibility, including CEO of Novartis Consumer Health, North America, at Novartis Corporation from 1998 to 2001. Mr. Palantoni also held leading management positions at Groupe Danone and RJR Nabisco, Inc.

The material terms of Mr. Palantoni’s employment arrangement with the Company are set forth in Item 1.01 of this Current Report on Form 8-K.

Item 7.01.  Regulation FD Disclosure.

On March 21, 2006, the Company released to media outlets a statement that is provided as Exhibit 99.2 to this current report, which is herein incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

    99.1 Senior Management Agreement dated as of March 21, 2006, between Prestige Brands Holdings, Inc., Prestige Brands, Inc. and Peter C. Mann.

    99.2  Press Release dated March 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2006		PRESTIGE BRANDS HOLDINGS, INC.

	By:	/s/ Peter J. Anderson
	Name:	Peter J. Anderson
	Title:	Chief Financial Officer